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                                                                   Exhibit 99(b)
PROXY

                      GRENADA SUNBURST SYSTEM CORPORATION

                                                           No. of Shares _______
                                 2000 GATEWAY
                          GRENADA, MISSISSIPPI 38901

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints D. L. Holland, Don W. Ayres and J.
Daniel Garrick, III, and each of them, with or without the others, with full power of substitution, and hereby authorizes them to vote, as designated below, all of the shares of common stock of Grenada Sunburst System Corporation held of record by the undersigned as of the close of business on October 31, 1994, at the Special Meeting of Stockholders to be held on December 28, 1994 or at any adjournments or postponements thereof.

1. ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED JULY 1, 1994 BY AND BETWEEN UNION PLANTERS CORPORATION ("UPC"), GSSC ACQUISITION COMPANY, INC. ("INTERIM"), GRENADA SUNBURST SYSTEM CORPORATION ("GSSC"), SUNBURST BANK, MISSISSIPPI AND SUNBURST BANK, LOUISIANA, AND THE RELATED PLAN OF MERGER, PROVIDING FOR THE ACQUISITION BY UPC OF GSSC THROUGH THE MERGER OF INTERIM WITH AND INTO GSSC.

FOR ADOPTION OF THE REORGANIZATION AGREEMENT AND            _____
THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

AGAINST ADOPTION OF THE REORGANIZATION AGREEMENT AND        _____
THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

ABSTAIN                                                     _____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)
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                          (Continued from other side)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR adoption of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

                                              Dated:    ______________  __, 1994
                                              Signature __________________
                                              Signature __________________
                                                         (if held jointly)

                                              Please sign exactly as name
                                              appears to left.  When shares are
                                              held by joint tenants, both should
                                              sign.  When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such.  If a corporation,
                                              please sign full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.